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                                                              Exhibit 23.2


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 25, 1998 with respect to the combined financial statements and schedule of the Medical Inter-Insurance Exchange and New Jersey State Medical Underwriters, Inc. included in the Registration Statement on Form S-1 dated September 29, 1998 and related Prospectus of The MIIX Group, Incorporated for the registration of shares of its common stock.


                                               /s/ Ernst & Young LLP


New York, New York
September 29, 1998